Exhibit 99.1

Change Healthcare Inc. Reports First Quarter Fiscal 2022 Financial Results

Nashville, Tenn., Aug. 4, 2021 – Change Healthcare Inc. (Nasdaq: CHNG) (the “Company” or “Change Healthcare”), a leading healthcare technology company, today reported financial results for the first quarter of fiscal year 2022 ended June 30, 2021.

“The solid performance in the first quarter, combined with the momentum in our sales pipeline, establishes a strong foundation for growth as we move through fiscal 2022,” said Neil de Crescenzo, president and chief executive officer. “We will continue to make investments throughout the year to advance innovation and optimize our cost structure, enabling us to deliver better experiences and outcomes for our customers, partners and consumers.”

Fiscal 2022 First Quarter Highlights:

Financial Summary

•	Total revenue of $867.9 million, including solutions revenue of $816.6 million

•	Net loss of $3.6 million, resulting in net loss of $0.01 per diluted share

•	Adjusted net income of $133.0 million, resulting in adjusted net income of $0.41 per diluted share

•	Adjusted EBITDA of $282.7 million

Recent Business Highlights

•	Announced an expansion of the self-service resources the Company offers developers to use application programming interfaces (APIs) at scale to bring new healthcare innovations to market

Impact of McKesson Exit on Comparability of Results

On March 10, 2020, Change Healthcare Inc. acquired the interest in Change Healthcare LLC (“the Joint Venture”) previously held by McKesson. The transaction resulted in Change Healthcare Inc. acquiring control of the Joint Venture, which was accounted for as a business combination resulting in fair value adjustments to various assets and liabilities, including deferred revenue, goodwill, and intangible assets.

Financial Results for First Quarter of Fiscal 2022

•

Solutions revenue was $816.6 million, compared to $648.4 million for first quarter of fiscal 2021. Solutions revenue includes the impact of fair value adjustments to deferred revenue resulting from the McKesson exit, which reduced revenue recognized by $4.5 million and $55.0 million in the first quarter of fiscal 2022 and 2021, respectively. Total revenue, which includes postage revenue, was $867.9 million compared to $694.2 million in the same period of the prior year. Solutions revenue for the current period reflects the $6.5 million net favorable impact of acquisitions and divestitures, including the negative $15.3 million impact during the quarter from the divestitures of the Connected Analytics and Capacity Management businesses which closed in fiscal year 2021. Solutions revenue in the current period was positively impacted by volume recovery from COVID-19 related volume declines in the prior period and new sales.

•	Net loss was $3.6 million, resulting in net loss of $0.01 per diluted share, compared with net loss of $58.7 million and $0.18 per diluted share, respectively, for the first quarter of fiscal 2021.

•

Adjusted net income was $133.0 million, resulting in adjusted net income of $0.41 per diluted share, compared with adjusted net income of $81.2 million and $0.25 per diluted share, respectively, for the first quarter of fiscal 2021. Net loss per diluted share and adjusted net income per diluted share for the current period is based on 323 million shares compared to 320 million shares in the prior year period.

•	Adjusted EBITDA was $282.7 million, compared with $196.9 million for the first quarter of fiscal 2021. The results in the current quarter reflect optimization of our cost structure.

Cash Flow and Balance Sheet Highlights

Net cash provided by operating activities was $110.1 million and free cash flow was $44.1 million, in each case, for the three months ended June 30, 2021. For the three months ended June 30, 2020, net cash provided by operating activities and free cash flow was $169.1 million and $102.3 million, respectively, which included the positive impact of deferring approximately $36.1 million of interest and payroll tax payments during the period.

Net cash provided by operating activities and free cash flow each are affected by pass-thru funds we receive from certain pharmaceutical industry participants in advance of our obligation to remit these funds to participating retail pharmacies. Such pass-thru funds on hand increased by $7.3 million in the three months ended June 30, 2021, increasing free cash flow for the period by that amount, and decreased by $13.7 million for the three months ended June 30, 2020.

The Company ended the quarter with approximately $109.1 million of cash and cash equivalents, and approximately $4,758.4 million of total debt. Subsequent to the end of the quarter, the Company repaid $30.0 million on its Term Loan Facility.

Proposed Merger with OptumInsight

On January 5, 2021, OptumInsight, a diversified health services company and part of UnitedHealth Group, and Change Healthcare agreed to combine (the “Merger”). Under the terms of the merger agreement, UnitedHealth Group, through a wholly-owned subsidiary, will acquire all of the outstanding shares of Change Healthcare common stock for $25.75 per share in cash. The Boards of Directors of both UnitedHealth Group and Change Healthcare have unanimously approved the terms of the Merger. At a special meeting held April 13, 2021, Change Healthcare stockholders voted to approve the Merger. Of the approximately 222 million shares voted, 99.9% voted in favor of the adoption of the merger agreement. The closing of the Merger is subject to applicable regulatory approval and other customary closing conditions.

Guidance

Due to the proposed transaction with OptumInsight, we will no longer be providing financial guidance.

Webcast Information

Change Healthcare will host a conference call on Thursday, August 5, 2021, at 8:00 a.m. ET. Due to the previously announced transaction with OptumInsight, the Company will not be taking questions during the conference call.

Investors and other interested parties are invited to listen to the conference call via the Company’s website at https://ir.changehealthcare.com/. The webcast will be available for on-demand listening at the aforementioned URL until August 5, 2022.

About Change Healthcare

Change Healthcare (Nasdaq: CHNG) is a leading healthcare technology company, focused on insights, innovation, and accelerating the transformation of the U.S. healthcare system through the power of the Change Healthcare platform. We provide data and analytics-driven solutions to improve clinical, financial, administrative, and patient engagement outcomes in the U.S. healthcare system. Learn more at changehealthcare.com.

CHNG-IR

Contacts

Evan Smith, CFA

Investor Relations

404-338-2225

Evan.Smith@changehealthcare.com

Katherine Wojtecki

External Communications

630-624-9142

Katherine.Wojtecki@changehealthcare.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and businesses of Change Healthcare. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. Change Healthcare cautions readers of this press release that such “forward looking statements,” including without limitation, those relating to the timing of the proposed merger and Change Healthcare’s future business prospects, revenue, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this press release or in other statements attributable to Change Healthcare, are necessarily estimates reflecting the judgment of Change Healthcare’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause Change Healthcare’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the inability to complete the proposed merger due to the failure to satisfy conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from Change Healthcare’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on Change Healthcare’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; uncertainty and risks related to the impact of the COVID-19 pandemic (including the rise of COVID-19 variant strains such as the Delta variant) on the national and global economy, Change Healthcare’s business, suppliers, customers, and employees; Change Healthcare’s ability to retain or renew existing customers and attract new customers; Change Healthcare’s ability to connect a large number of payers and providers; Change Healthcare’s ability to provide competitive services and prices while maintaining its margins; further consolidation in end-customer markets; Change Healthcare’s ability to effectively manage costs; Change Healthcare’s ability to effectively develop and maintain relationships with channel partners; Change Healthcare’s ability to timely develop new services and the market’s willingness to adopt new services; Change Healthcare’s ability to deliver services timely without interruption; a decline in transaction volume in the U.S. healthcare industry; Change Healthcare’s ability to maintain access to its data sources; Change Healthcare’s ability to maintain the security and integrity of its data; Change Healthcare’s reliance on key management personnel; Change Healthcare’s ability to manage and expand its operations and keep up with rapidly changing technologies; the ability of outside service providers and key vendors to fulfill their obligations to Change Healthcare; risks related to international operations; Change Healthcare’s ability to protect and enforce its intellectual property, trade secrets and other forms of unpatented intellectual property; Change Healthcare’s ability to defend its intellectual property from infringement claims by third parties; government regulation and changes in the regulatory environment; changes in local, state, federal and international laws and regulations, including related to taxation; economic and political instability in the U.S. and international markets where Change Healthcare operates; litigation or regulatory proceedings; losses against which Change Healthcare does not insure; Change Healthcare’s ability to make acquisitions and integrate the operations of acquired businesses; Change Healthcare’s ability to make timely payments of principal and interest on its indebtedness; Change Healthcare’s ability to satisfy covenants in the agreements governing its indebtedness; Change Healthcare’s ability to maintain liquidity; our adoption of new, or amendments to existing, accounting standards, and other risks. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Change Healthcare’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 27, 2021 as such factors may be updated from time to time in our periodic filings with the SEC.

Change Healthcare’s forward-looking statements speak only as of the date of this press release or as of the date they are made. Change Healthcare disclaims any intent or obligation to update any “forward looking statement” made in this press release to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Non-GAAP Financial Measures

In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. We believe such measures provide supplemental information to investors with regards to our operating performance and assist investors’ ability to compare our financial results to those of other companies in the same industry. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements. These non-GAAP financial measures are calculated and presented on the basis of methodologies other than in accordance with GAAP. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP and may be defined and calculated differently by others in the same industry.

Consolidated Statements of Operations

(unaudited and amounts in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2021	2020
Revenue:
Solutions revenue	$816,648	$648,412
Postage revenue	51,208	45,772

Total revenue	867,856	694,184
Operating expenses:
Cost of operations (exclusive of depreciation and amortization below)	352,063	318,542
Research and development	71,240	55,734
Sales, marketing, general and administrative	177,955	165,474
Customer postage	51,208	45,772
Depreciation and amortization	168,211	138,541
Accretion and changes in estimate with related parties, net	3,037	5,895
Gain on sale of businesses	—	(28,095)

Total operating expenses	823,714	701,863

Operating income (loss)	44,142	(7,679)
Non-operating (income) and expense
Interest expense, net	59,386	62,667
Other, net	(3,189)	1,809

Total non-operating (income) and expense	56,197	64,476

Income (loss) before income tax provision (benefit)	(12,055)	(72,155)
Income tax provision (benefit)	(8,450)	(13,461)

Net income (loss)	$(3,605)	$(58,694)

Net income (loss) per common share:
Basic and diluted	$(0.01)	$(0.18)
Weighted average common shares outstanding:
Basic and diluted	322,546,171	320,052,943

Consolidated Balance Sheets

(unaudited and amounts in thousands, except share and per share amounts)

	June 30, 2021	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$109,104	$113,101
Accounts receivable, net	744,482	732,614
Contract assets, net	134,100	132,856
Prepaid expenses and other current assets	147,835	140,258

Total current assets	1,135,521	1,118,829
Property and equipment, net	162,784	174,370
Operating lease right-of-use assets, net	86,292	93,412
Goodwill	4,112,222	4,108,792
Intangible assets, net	4,064,439	4,187,072
Other noncurrent assets, net	470,593	430,141

Total assets	$10,031,851	$10,112,616

Liabilities
Current liabilities:
Accounts payable	$92,644	$57,449
Accrued expenses	453,367	484,293
Deferred revenue	403,536	436,666
Due to related parties, net	11,392	10,766
Current portion of long-term debt	23,099	27,339
Current portion of operating lease liabilities	29,423	30,608

Total current liabilities	1,013,461	1,047,121
Long-term debt, excluding current portion	4,735,332	4,734,775
Long-term operating lease liabilities	68,346	75,396
Deferred income tax liabilities	596,327	605,291
Tax receivable agreement obligations to related parties	94,737	103,151
Tax receivable agreement obligations	195,201	229,082
Other long-term liabilities	64,594	65,572

Total liabilities	6,767,998	6,860,388
Commitments and contingencies
Stockholders’ Equity
Common Stock (par value, $0.001), 9,000,000,000 and 9,000,000,000 shares authorized and 310,677,936 and 306,796,076 shares issued and outstanding at June 30, 2021 and March 31, 2021, respectively	311	307
Preferred stock (par value, $0.001), 900,000,000 shares authorized and no shares issued and outstanding at both June 30, 2021 and March 31, 2021	—	—
Additional paid-in capital	4,294,927	4,283,391
Accumulated other comprehensive income (loss)	14,911	11,221
Accumulated deficit	(1,046,296)	(1,042,691)

Total stockholders’ equity	3,263,853	3,252,228

Total liabilities and stockholders’ equity	$10,031,851	$10,112,616

Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Three Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(3,605)	$(58,694)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	168,211	138,541
Amortization of capitalized software developed for sale	717	78
Accretion and changes in estimate, net	4,732	5,895
Equity compensation	26,166	9,583
Deferred income tax expense (benefit)	(8,989)	(13,845)
Amortization of debt discount and issuance costs	7,910	8,047
Non-cash lease expense	7,007	7,402
Gain on sale of businesses	—	(28,095)
Other, net	249	4,766
Changes in operating assets and liabilities:
Accounts receivable, net	(11,773)	113,470
Contract assets, net	(3,090)	10,013
Prepaid expenses and other assets	(25,029)	(24,632)
Accounts payable	34,722	(19,244)
Accrued expenses and other liabilities	(53,649)	(4,852)
Deferred revenue	(33,472)	20,667

Net cash provided by (used in) operating activities	110,107	169,100

Cash flows from investing activities:
Capitalized expenditures	(66,006)	(66,770)
Acquisitions, net of cash acquired	—	(398,651)
Proceeds from sale of businesses	—	28,553
Other, net	(1,000)	1,039

Net cash provided by (used in) investing activities	(67,006)	(435,829)

Cash flows from financing activities:
Payments under tax receivable agreements	(21,537)	(20,691)
Receipts (payments) on derivative instruments	(7,364)	(7,364)
Employee tax withholding on vesting of equity compensation awards	(13,015)	—
Payments on deferred financing obligations	(6,796)	(5,788)
Payment of senior amortizing notes	(3,965)	(4,028)
Proceeds from exercise of equity awards	5,225	2,143
Payments on Revolving Facility	—	(250,000)
Proceeds from issuance of Senior Notes	—	325,000
Other, net	(116)	(5,543)

Net cash provided by (used in) financing activities	(47,568)	33,729

Effect of exchange rate changes on cash and cash equivalents	470	946

Net increase (decrease) in cash and cash equivalents	(3,997)	(232,054)

Cash and cash equivalents at beginning of period	113,101	410,405

Cash and cash equivalents at end of period	$109,104	$178,351

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(unaudited and amounts in thousands)

	Three Months Ended June 30,
	2021	2020
Net income (loss)	$(3,605)	$(58,694)
Income tax provision (benefit)	(8,450)	(13,461)

Income (loss) before income tax provision (benefit)	(12,055)	(72,155)
Amortization of capitalized software developed for sale	717	78
Depreciation and amortization	168,211	138,541
Interest expense, net	59,386	62,667
Equity compensation	26,166	9,583
Acquisition accounting adjustments	(559)	48,540
Acquisition and divestiture-related costs	6,394	5,120
Integration and related costs	11,368	10,358
Strategic initiatives, duplicative and transition costs	9,928	5,080
Severance costs	4,720	4,704
Accretion and changes in estimate, net	4,732	5,895
Impairment of long-lived assets and other	1,612	6,313
Gain on sale of business	—	(28,095)
Contingent consideration	—	(2,450)
Other non-routine, net	2,108	2,677

Adjusted EBITDA	$282,728	$196,856

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(unaudited and amounts in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2021	2020
Net income (loss)	$(3,605)	$(58,694)
Amortization expense resulting from acquisition method adjustments	124,314	113,024
EBITDA adjustments	66,469	67,725
Tax effect of EBITDA adjustments and amortization expense	(54,222)	(40,860)

Adjusted net income (loss)	$132,956	$81,195

Adjusted net income (loss) per diluted share	$0.41	$0.25

Segment Results

(unaudited and amounts in thousands)

	Three Months Ended June 30,
	2021	2020
Segment revenue
Software and Analytics	$420,317	$391,589
Network Solutions	209,461	142,826
Technology-Enabled Services	225,521	187,706
Postage and Eliminations (1)	17,018	27,063
Purchase Accounting Adjustment (2)	(4,461)	(55,000)

Net revenue	$867,856	$694,184

Segment adjusted EBITDA
Software and Analytics	$160,365	$143,932
Network Solutions	109,488	70,503
Technology-Enabled Services	12,875	(17,579)
Postage and Eliminations	—	—

Total adjusted EBITDA	$282,728	$196,856

(1)	Revenue for Postage and Eliminations includes postage revenue of $51.2 million for the three months ended June 30, 2021 and $45.8 million for the three months ended June 30, 2020.
(2)	Amount reflects the impact to deferred revenue resulting from the McKesson exit which reduced revenue recognized during the three months ended June 30, 2021 and June 30, 2020.

Reconciliation of Cash Provided by (Used in) Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

(unaudited and amounts in thousands)

	Three Months Ended June 30,
	2021	2020
Cash provided by (used in) operating activities (1)	$110,107	$169,100
Capital expenditures	(66,006)	(66,770)

Free cash flow	44,101	102,330
Adjustments to free cash flow (2):
Integration and related costs	11,368	10,358
Strategic initiatives, duplicative and transition costs	9,928	5,080
Severance costs	4,720	4,704
Integration and strategic capital expenditures	6,395	4,081

Adjusted free cash flow	$76,512	$126,553

(1)	Includes cash provided by pass-thru funds of $7.3 million for the three months ended June 30, 2021 and cash used by pass-thru funds of $13.7 million for the three months ended June 30, 2020.
(2)	All operating costs and integration and strategic capital expenditures are presented on an as-incurred basis.